Exhibit 10.2

WARRANT FOR THE PURCHASE OF
SHARES OF COMMON STOCK OF
NATURE VISION, INC.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

For value received, Nature Vision, Inc., a Minnesota corporation (the “Company”), hereby grants to Richard Kiphart, or his successors or assigns (the “Lender”) the right (the “Warrant”) to subscribe for and purchase from the Company, 100,000 of the fully paid and nonassessable shares of common stock of the Company (the “Warrant Shares”).  The Exercise Price will initially be $1.31, which is the closing price on the day before the date of issuance of this Warrant, subject to adjustment as described herein.  For purposes of this Agreement, the “Exercise Price” means the amount payable for exercise of the Warrant for the total number of Warrant Shares being exercised hereunder at the warrant exercise price stated in the preceding sentence.  The Warrant may be exercised by the Lender at any time or from time to time from and after July 8, 2008, and on or prior to June 30, 2013.

The Warrant is subject to the following provisions, terms and conditions:

1.	Exercise.

1.1
Procedure.  The rights represented by the Warrant may be exercised by the holder hereof, in whole or in part, by written notice of exercise delivered to the Company at least twenty (20) days prior to the intended date of exercise and by the surrender of the Warrant (properly endorsed if required) at the principal office of the Company and upon payment to the Company by cash, certified check or bank draft of the purchase price for the Warrant Shares being so purchased.  The Warrant Shares so purchased will be deemed to be issued as of the close of business on the date on which the Warrant has been exercised by payment to the Company of the Exercise Price.

1.2
Cashless Exercise.  In lieu of exercising the Warrant as described above, the registered holder may elect to receive Warrant Shares equal to the value (as determined below) of the Warrant (or the portion thereof being canceled) by surrender of the Warrant at the principal office of the Company, together with notice of such election (which notice will include the number of Warrant Shares being exercised hereunder), in which event the Company will issue to the registered holder a certificate representing that number of Warrant Shares equal to the quotient of the following:  (a) the fair market value of the Warrant Shares being exercised (the “Exercised Units”) on the date of such payment or receipt by the Company of such notice (unless such notice specifies a later date, in which case it will be such specified date) (the “Exercise Date”) which fair market value will be determined by subtracting (A) the aggregate Exercise Price of the Exercised Units immediately prior to the exercise of the Warrant from (B) the aggregate fair market value of the Exercised Units on the Exercise Date; divided by (b) the fair market value of one Warrant Unit as of the Exercise Date.  No fractional Warrant Shares will be issuable upon exercise of the Warrant, and if the number of Warrant Shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company will pay to the registered holder an amount in cash equal to the fair market value of the resulting fractional share on the Exercise Date.

1.3
Certificates.  Certificates will be issued representing the applicable Warrant Shares as soon  as practicable following the Exercise Date.  Unless the Warrant has expired, following any exercise of the Warrant a new warrant representing the number of Warrant Shares, if any, with respect to which the Warrant has not been exercised will also be delivered to the holder hereof.  No fractional Warrant Shares will be issued upon the exercise of the Warrant.

1.4
Valuation.  For purposes of this Section 1, the “fair market value” of the Warrant Shares will be the average of the closing prices quoted on the NASDAQ system (or similar system) over the ten day period ending three days before the day the current fair market value of the securities is being determined.  However, if at any time the Warrant Shares are not listed on any securities exchange or the over-the-counter market, the current fair market value of Warrant Shares will be as determined in good faith by the Company’s Board of Directors (the “Board”), unless the Company will become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the fair market value of Warrant Shares will be deemed to be the value received by the holders of the Company’s common stock.  If the Lender and the Company disagree as to the Board’s determination of fair market value, the fair market value will be determined by arbitration under the rules of the American Arbitration Association, at the Lender’s expense.

2.
Company Covenants.  The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by the Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable shares of common stock in the Company.  The Company further covenants and agrees that during the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by the Warrant, a sufficient number of shares of common stock to provide for the exercise of the rights represented by the Warrant.

3.	Adjustment to Exercise Price. The Exercise Price will be subject to further adjustment from time to time as hereinafter provided in this Section 3.

3.1
Stock Division or Combination.  In case the Company will at any time divide the outstanding common stock into a greater number of shares of common stock (whether pursuant to a stock split, distribution or otherwise), and conversely, in case the outstanding Warrant Shares to which the Warrant relates will be combined into a smaller number of shares of common stock, the Exercise Price in effect immediately prior to such division or combination will be proportionately adjusted to reflect the reduction or increase in the value of each Warrant Unit available for issuance under the Warrant.

3.2
Reorganization, Consolidation, Merger or Sale.  If any capital reorganization or reclassification of the shares of common stock of the Company, or consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity will be effected in such a way that the holders of the Company’s Warrant Shares will be entitled to receive securities or assets with respect to or in exchange for such Warrants, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the holder of the Warrant will have the right to purchase and receive upon the basis and upon the terms and conditions specified in the Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such securities or assets as would have been issued or delivered to the holder of the Warrant if it had exercised the Warrant and had received such Warrant Shares prior to such reorganization, reclassification, consolidation, merger or sale.  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the business entity purchasing such assets will assume by written instrument executed and mailed to the registered holder of the Warrant at the last address of such holder appearing on the books of the Company the obligation to deliver to such holder such securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

3.3
Other Adjustments.  If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Sections 3.1 or 3.2, but which should result in an adjustment in the Exercise Price and/or the number of Warrant Shares subject to the Warrant in order to fairly protect the purchase rights of the holder of the Warrant, the Company will make an appropriate adjustment in such purchase rights.

3.4
Calculation.  Upon each adjustment of the Exercise Price, the holder of the Warrant will thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.5
Notice of Adjustment.  Upon any adjustment of the Exercise Price, the Company will give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of the Warrant at the address of such holder as shown on the books of the Company, which notice will state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares purchasable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.	No Shareholder Rights Before Exercise. The Warrant by itself will not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company.

5.
Limitations on Transfer.  The holder of the Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring the Warrant or transferring any Warrant Shares issuable or issued upon the exercise of the Warrant of the holder’s intention to do so, describing briefly the manner of any proposed transfer of the Warrant or such holder’s intention as to the Warrant Shares issuable upon the exercise hereof or the intended disposition to be made of the Warrant Shares upon such exercise.  Promptly upon receiving such written notice, the Company will present copies thereof to counsel for the Company.  If, in the opinion of such counsel, the proposed transfer of the Warrant or disposition of the Warrant Shares may be effected without registration or qualification (under any federal or state law), the Company, as promptly as practicable, will notify such holder of such opinion, whereupon such holder will be entitled to transfer the Warrant, or to exercise the Warrant in accordance with its terms and dispose of the Warrant Shares received upon such exercise or to dispose of Warrant Shares received upon the previous exercise of the Warrant, all in accordance with the terms of the notice delivered by such holder to the Company.

6.
Procedures for Transfer.  Subject to the provisions of Section 5, the Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of the Warrant properly endorsed to any person or entity who represents in writing that he, she or it is acquiring the Warrant for investment and without any view to the sale or other distribution thereof.  Each holder of the Warrant, by taking or holding the same, consents and agrees that the bearer of the Warrant, when endorsed, may be treated by the Company and all other persons dealing with the Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by the Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

7.
Amendment.  The Warrant and the provisions hereof may not be amended, modified or terminated, nor will any waiver of any provision hereof be effective, except by an instrument in writing signed by the party against whom enforcement of any amendment, modification, termination or waiver is sought.

The Company has caused the Warrant to be signed and delivered by a duly authorized officer as of July 8, 2008.

NATURE VISION, INC.

Name Jeffrey Zernov
Title President

WARRANT EXERCISE

(To be signed only upon exercise of warrant)

The undersigned, the holder of the foregoing warrant, hereby irrevocably elects to exercise the purchase right represented by such warrant for, and to purchase thereunder, ______________ shares of common stock, to which such warrant relates and herewith makes payment of $____________ therefor in cash, certified check, or bank draft and requests that the shares of common stock be issued in the name of ________________________, whose address is set forth below the signature of the undersigned.

Dated:__________________, 20__

(Signature)

(Address)

WARRANT ASSIGNMENT

(To be signed only upon transfer of warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________ the purchase right represented by the foregoing warrant to purchase shares of common stock in Nature Vision, Inc., a Minnesota corporation, to which such warrant relates and appoints____________________________________________________________ attorney to transfer such purchase right on the books of Nature Vision, Inc., with full power of substitution in the premises.

(Signature of Richard Kiphart)
Dated: _____________________________

(Name and Address of Transferee)